Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 3, 2021, except as to Note 1, which is as of April 12, 2021, with respect to the consolidated financial statements of KnowBe4, Inc., incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

Tampa, Florida
August 11, 2021